Tidal Trust III 485BPOS

Exhibit 99(d)(xxvii)(vi)

SIXTH AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This Sixth Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of June 11, 2026, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and VISTASHARES ADVISORS LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of August 3, 2024, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to:

Add the following new series:

VistaShares Space Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Defense Supercycle ETF

VistaShares Shield S&P 500 Enhanced Protection ETF

VistaShares Shield MSCI EAFE Enhanced Protection ETF

VistaShares Shield MSCI EM Enhanced Protection ETF

VistaShares Shield Russell 2000 Enhanced Protection ETF

VistaShares Shield Nasdaq 100 Enhanced Protection ETF

VistaShares Shield Diversified Equity Enhanced Protection ETF

VistaShares Shield Diversified Commodity Enhanced Protection ETF

VistaShares Shield Diversified Income Enhanced Protection ETF; and

Remove the following series:

VistaShares Animal Spirits Daily 2x Strategy ETF;

And reflect the following name changes:

VistaShares DIVBoost Dividend Nobles Distribution ETF to VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Kings Distribution ETF to VistaShares DIVBoost Dividend Champions Distribution ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Trading Officer
Date:	6/12/2026

VISTASHARES ADVISORS LLC

By:	/s/Adam Patti
Name:	Adam Patti
Title:	CEO
Date:	6/12/2026

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and VistaShares
Advisors LLC

(June 11, 2026)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
VistaShares Artificial Intelligence Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Electrification Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Berkshire Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Momentum Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Value Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Quality Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Low Volatility Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Animal Spirits Strategy ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Animal Spirits Daily 2X Strategy ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares ACKtivist Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 ACKtivist Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BigShort Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 BigShort Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares DRUKMacro Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 DRUKMacro Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Berkshire Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Bitcoin Treasury Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Ethereum Treasury Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Ethereum Treasury ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares IPO and Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ International Innovators Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ European High Dividend Payers Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ S&P 100 Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ Global 100 Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Dividend Leaders Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares DIVBoost Dividend Champions Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Sector Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost High Yield Bond Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost REIT Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Energy Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DIVBoost Utilities Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares TEPRTantrum Contrarian Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares TPLoeb Event Driven Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 TPLoeb Event Driven Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares TIGR Cub NextGen Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 TIGR Cub NextGen Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares LAFFTech Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 LAFFTech Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares HRVD Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 HRVD Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares GATE Endowment Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 GATE Endowment Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Gulf Soveriegn Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Gulf Sovereign Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares Nordic Wealth Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Nordic Wealth Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Space Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Robotics Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Defense Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield S&P 500 Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield MSCI EAFE Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield MSCI EM Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield Russell 2000 Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield Nasdaq 100 Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares Shield Diversified Equity Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield Diversified Commodity Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Shield Diversified Income Enhanced Protection ETF	0.04%	Commencement of Operations	Non-Discretionary	None

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